Bioenergy Biotechnology Corp.

No.49, Sec. 2, Jhongshan Rd., Tanzih Township, Taichung County 427, Taiwan (R.O.C.)

TEL: 886-4-25313733 Fax: 886-4-25313733 http://www.bioenergy.com.tw

ORDER

Corporation name	Yambear Bio-tech, Inc.	Tel	0910820563
Contact person	Zhenyi Chen	Fax
Address		Date	2012/09/05

Name	Volume	Untaxed price	Quantity	Total amount
Metal (Cordyceps militaris)	50ml/bottle	NT$ 30.5/bottle	3000	91500
Fire (root of kirilow rhodiola)	50ml/bottle	NT$ 30.5/bottle	3000	91500
MSM joint enhance enzymes (Water)	50ml/bottle	NT$ 30/bottle	3000	90000
Antrodia camphorata enzymes (Wood)	50ml/bottle	NT$ 31/bottle	3000	93000
Chinese traditional herbs enzymes (Earth)	50ml/bottle	NT$ 26/bottle	3000	78000

Total amount				444000

1.       Purchase order: please confirm by fax or telephone when placing a purchase order.

2.       The above-mentioned prices are untaxed.

3.       Delivery: package materials are received after the order is confirmed. Products shall be delivered in 14 days.

4.       Package materials are not contained, such as labels, boxes and specifications.

5.       The products shall be delivered to the specified address.

6.       Payment: 30% down, 70% due after 60 days.

Manufacturer	Signature of client
Bioenergy Biotechnology Corp. Xiemeng Huang 0926-943092

*This order sheet is made in Chinese and English. If there is any conflict between the English version and the Chinese version in this sheet, the Chinese version shall prevail.